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                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statements of Eltron International, Inc. on Form S-8 (File number 33-80233) and Form S-3 (File numbers 333-2530 and 333-6157) of our report dated February
24, 1997, on our audits of the consolidated financial statements of Eltron International, Inc. as of December 31, 1996 and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.

COOPERS & LYBRAND LLP

Sherman Oaks, California
March 28, 1997